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                                                                    EXHIBIT 23.2


            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------


Amistar Corporation
San Marcos, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 8, 2005, relating to the consolidated financial statements and consolidated financial statement schedules of Amistar Corporation appearing in the Company's Annual Report on Form 10-KSB for the years ended December 31, 2004 and 2003.


/s/ BDO Seidman, LLP
Costa Mesa, California

June 20, 2005